Exhibit 24.2

American Honda Receivables LLC

1919 Torrance Boulevard

Torrance, CA 90501

December 16, 2021

I, Glenn Yamamoto, am Secretary of American Honda Receivables LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on November 30, 2021, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Glenn Yamamoto
By: Glenn Yamamoto
Title: Secretary

I, Paul C. Honda, as Treasurer and Vice President of the Company, certify that Glenn Yamamoto is the duly elected and qualified Secretary of the Company and that the signature above is his signature.

EXECUTED as of December 16, 2021

/s/ Paul C. Honda
By: Paul C. Honda
Title: Treasurer and Vice President

* * *

FURTHER RESOLVED, that each officer and manager who may be required to execute the Registration Statement or any amendment or supplement thereto (whether on behalf of the Company or as an officer or manager thereof) is hereby authorized to constitute and appoint each of the current officers or managers or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, the Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming that each such attorney-in-fact and agent, and their or his or her substitutes, may lawfully do or cause to be done by virtue thereof;

FURTHER RESOLVED, that the President of the Company shall be deemed to be the “principal executive officer” of the Company pursuant to the instructions on Form SF-3 (the “Instructions”) and the Treasurer of the Company shall be deemed to be the “principal financial officer” and “principal accounting officer” of the Company pursuant to the Instructions.